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                                                                    EXHIBIT 23.3

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the inclusion of our report letter dated February 9, 2001 and our audit letter dated July 11, 2001 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation, in this Annual Report on Form 10-K of Westport Resources Corporation for the year ended December 31, 2002 (the "Annual Report"), to all references to our firm and the Reserve Letters included or made a part of the Annual Report.



                                      NETHERLAND, SEWELL & ASSOCIATES, INC.



                                      By: /s/ FREDERIC D. SEWELL
                                          Frederic D. Sewell
                                          Chairman and Chief Executive Officer



Dallas, Texas
March 7, 2003